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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     September 8, 2000
                                                   ---------------------


                          HOLLYWOOD CASINO CORPORATION
                               HWCC-TUNICA, INC.
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          (Exact name of each Registrant as specified in its charter)


                DELAWARE                                         75-2352412
                 TEXAS                        33-48887           75-2513808
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      (State or other jurisdiction          (Commission         (IRS Employer
            of incorporation)               File Number)     Identification No.)


     Two Galleria Tower, Suite 2200, 13455 Noel Road, Dallas, Texas    75240
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             (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code         (972) 392-7777
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        (Former name or former address, if changed since last report.)

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Item 2. Other Events

   On October 8, 1998, Hollywood Casino Corporation ("HCC") filed a complaint against its former independent accountants and tax advisors in the District Court of Dallas County, Texas. On September 8, 2000, a mutually acceptable agreement was reached concluding the dispute and resulting in the dismissal of the lawsuit. Terms of the settlement are confidential; however, the Company expects to recognize a pretax gain on the settlement, net of related legal fees and other expenses, amounting to approximately $7 million.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOLLYWOOD CASINO CORPORATION


Date:  September 8, 2000         By: /s/      Paul C. Yates
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                                              Paul C. Yates
                                       Executive Vice President and
                                         Chief Financial Officer


                                 HWCC-TUNICA, INC.


Date:  September 8, 2000         By: /s/      Paul C. Yates
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                                              Paul C. Yates
                                       Executive Vice President and
                                          Chief Financial Officer

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